                                                            Exhibit 23
                                                            ----------



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-79663, Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-18877, Registration Statement No. 33-22106, Registration Statement No. 33-44236, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 33-51735, Registration Statement No. 33-58563, Registration Statement No. 333-10797, Registration Statement No. 333-13115, Registration Statement No. 333-16563, Registration Statement No. 333-88225 and Registration Statement No. 333-88709 on Forms S-8 and Registration Statement No. 333-18345, Registration Statement No. 333-54009, Registration Statement No. 333-75989 and Post-Effective Amendment No. 1 to Registration Statement No. 333-51617 on Forms S-3 of our report dated January 20, 2000 incorporated by reference in this Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP



Omaha, Nebraska
March 27, 2000